FOR RELEASE
February 20, 2014

Contact: Rob Stewart                            Media Contact: Adam Handelsman
Investor Relations                            President & Founder
Tel (949) 480-8300                            SpecOps Communications
Fax (949) 480-8301                            (212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS
FOURTH QUARTER AND YEAR END FINANCIAL RESULTS
AND ANNOUNCES PAYMENT OF QUARTERLY DIVIDEND

Newport Beach, Calif. - (BUSINESS WIRE) - February 20, 2014 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months and year ended December 31, 2013.

Fourth Quarter 2013 Results

•	Revenues were $15,065,000, as compared to $66,264,000 in the comparable prior year quarter.

•	GAAP net loss was $33,333,000, or $0.69 per diluted share, as compared to GAAP net income of $9,823,000, or $0.20 per diluted share for the comparable prior year quarter.

•
Non-GAAP net loss was $10,556,000, or $0.22 per diluted share, as compared to non-GAAP net income of $41,849,000, or $0.84 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	During the fourth quarter of 2013 we acquired control of 3 new patent portfolios.

Fiscal Year 2013 Results

•	Revenues were $130,556,000, as compared to revenues of $250,727,000 in the comparable prior year.

•	GAAP net loss was $56,434,000, or $1.18 per diluted share, as compared to net income of $59,453,000, or $1.21 per diluted share for the comparable prior year.

•
Non-GAAP net income was $23,720,000, or $0.48 per diluted share, as compared to non-GAAP net income of $137,339,000, or $2.80 per diluted share for the comparable prior year. See below for information regarding non-GAAP measures.

•	During fiscal year 2013 we acquired control of 25 new patent portfolios.

Approval of Quarterly Dividend

Acacia Research Corporation also announced today that its Board of Directors has approved a quarterly cash dividend, payable in the amount of $0.125 per share, which will be paid on March 31, 2014, to shareholders of record at the close of business on March 3, 2014. Future cash dividends are expected to be paid on a quarterly basis and will be at the discretion of the Board of Directors.

Consolidated Financial Results
Overview
Financial results and operating activities during the periods presented included the following:

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Revenues (in thousands)	$15,065	$66,264	$130,556	$250,727
Net income (loss) (in thousands)	$(33,333)	$9,823	$(56,434)	$59,453
Non-GAAP net income (loss) (in thousands)	$(10,556)	$41,849	$23,720	$137,339
Diluted earnings (loss) per share	$(0.69)	$0.20	$(1.18)	$1.21
Pro forma non-GAAP net earnings per common share - diluted	$(0.22)	$0.84	$0.48	$2.80
New agreements executed	24	27	120	138
Licensing and enforcement programs generating revenues	23	27	53	68
Licensing and enforcement programs with initial revenues	4	9	23	31
New patent portfolios	3	9	25	55

As of December 31, 2013, trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

December 31, 2013	$130,556	(28)%
September 30, 2013	$181,755	(10)%
June 30, 2013	$201,174	(12)%
March 31, 2013	$228,548	(9)%
December 31, 2012	$250,727	—%

As of December 31, 2013, on a consolidated basis, we have generated revenues from 166 technology licensing and enforcement programs, as compared to 143 programs as December 31, 2012.

Summary Financial Results
For the Three Months and Fiscal Years Ended December 31, 2013 and 2012

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Revenues (in thousands)	$15,065	$66,264	$130,556	$250,727

New agreements executed	24	27	120	138
Licensing and enforcement programs generating revenues	23	27	53	68
Licensing and enforcement programs with initial revenues	4	9	23	31

Fourth Quarter 2013 compared to Fourth Quarter 2012. Revenues in the fourth quarter of 2013 decreased $51,199,000, or 77%, to $15,065,000, as compared to $66,264,000 in the comparable prior year quarter. In the fourth quarter of 2013, two licensees individually accounted for 35% and 11% of revenues recognized, as compared to two licensees individually accounting for 38% and 37% of revenues recognized during the fourth quarter of 2012.

Fiscal Year 2013 compared to Fiscal Year 2012. Revenues in fiscal year 2013 decreased $120,171,000, or 48%, to $130,556,000, as compared to $250,727,000 in the prior year. In fiscal year 2013, two licensees individually accounted for 38% and 16% of revenues recognized, as compared to four licensees individually accounting for 21%, 14%, 10% and 10% of revenues recognized in fiscal year 2012.

Cost of Revenues (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Inventor royalties	$3,280	$3,829	$29,724	$26,028
Contingent legal fees	3,181	5,463	24,784	24,651

Fourth quarter 2013 revenues, less inventor royalties expense and contingent legal fees expense totaled $8,604,000, or 57% of related quarterly revenues, as compared to $56,972,000, or 86%, in the comparable prior year quarter.

Fiscal year 2013 revenues, less inventor royalties expense and contingent legal fees expense totaled $76,048,000, or 58% of related fiscal year 2013 revenues, as compared to $200,048,000, or 80%, in the prior year.

The decrease in fourth quarter and fiscal year 2013 revenues, less inventor royalties expense and contingent legal fees expense as a percentage of related quarterly and annual revenues, respectively, was primarily due to, on average, a higher percentage of revenues generated in the fourth quarter and fiscal year 2012 having no inventor royalty obligations and lower overall average inventor royalty and contingent legal fee rates for the portfolios generating revenues in the fourth quarter and fiscal year 2012, as compared to the fourth quarter and fiscal year 2013. Inventor royalties and contingent legal fees expenses fluctuate period to period, based on the amount of revenues recognized each period and the economic terms of the patent portfolio acquisition agreements and contingent legal fee arrangements, if any, associated with the specific patent portfolios generating revenues each period.

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Litigation and licensing expenses - patents	$8,899	$6,969	$39,335	$21,591

Fourth quarter and fiscal year 2013 litigation and licensing expenses-patents increased due primarily to an increase in international enforcement costs, an increase in strategic patent portfolio prosecution costs, and a net increase in litigation support and third-party technical consulting expenses associated with ongoing and new licensing and enforcement programs commenced during 2013 (fiscal year period only). We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent licensing and enforcement activities.

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Amortization of patents	$16,735	$18,088	$53,658	$39,019

The change in amortization expense for the periods presented was due to the following:

	Three Months Ended December 31,	Years Ended December 31,
	2013 vs. 2012	2013 vs. 2012

Patent portfolios acquired since the end of the prior year period	$886	$1,790
Patent portfolios acquired during the comparable prior year period	3,207	19,144
Accelerated amortization related to recovery of upfront advances	(10,065)	(9,982)
Acquisition of Adaptix, Inc.	—	411
Patent portfolio dispositions	4,619	3,276
Total change in patent amortization expense	$(1,353)	$14,639

Other Operating Expenses (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Marketing, general and administrative expenses	$6,906	$8,253	$31,335	$28,426
Non-cash stock compensation expense - MG&A	7,082	8,282	27,894	25,657
Total marketing, general and administrative expenses	$13,988	$16,535	$59,229	$54,083

Fourth quarter 2013 marketing, general and administrative expenses decreased due primarily to a decrease in non-cash stock compensation charges resulting from a decrease in restricted shares expensed in the fourth quarter of 2013, and a decrease in variable performance-based compensation costs.

Fiscal year 2013 marketing, general and administrative expenses increased due primarily to a net increase in personnel costs in connection with the enhancement of our business development, licensing and engineering teams, an increase in other non-recurring personnel severance costs including the impact of non-recurring cash and non-cash charges associated with Mr. Ryan's board of directors approved retirement severance package, and a net increase in corporate legal, facilities, general and administrative costs. The increase was partially offset by a decrease in variable performance-based compensation costs.

Income Taxes:

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Benefit from (provision for) income taxes (in thousands)	$(3,390)	$(5,757)	$21,958	$(22,060)
Effective tax rate	11%	37%	27%	27%

The tax benefit for fiscal 2013 reflects the application of an annual effective tax rate to the GAAP pre-tax net loss reported for fiscal 2013. The fiscal year 2013 effective tax rate was lower than the U.S. federal statutory rate primarily due to an increase in the valuation allowance related to foreign tax credits generated in 2013 and certain nondeductible expenses.

The fiscal year 2012 effective tax rate was lower than the U.S. federal statutory rate primarily due to $10.2 million of tax benefits recognized resulting from the release of valuation allowance on the majority of our net deferred tax assets in the first quarter of 2012 and certain nondeductible expenses.

Financial Condition (in thousands)

Summary Balance Sheet Information:

	December 31, 2013	December 31, 2012

Cash and cash equivalents and investments	$256,702	$311,279
Accounts receivable	6,341	9,843
Total assets	593,393	668,717
Accounts payable and accrued expenses	11,555	9,235
Royalties and contingent legal fees payable	10,447	12,508
Accrued patent acquisition costs	4,000	250
Total liabilities	31,195	50,239

Summary Cash Flow Information:

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Net cash provided by (used in):
Operating activities	$1,310	$34,373	$(3,509)	$104,603
Investing activities	22,076	(57,641)	(66,059)	(408,792)
Financing activities	(15,004)	(19,079)	(25,551)	211,260

Patent Acquisition Costs. Patent related acquisition costs in the fourth quarter of 2013 totaled $14,645,000, as compared to $113,300,000 during the comparable prior year quarter.

Patent related acquisition costs in fiscal year 2013 totaled $25,061,000, as compared to $328,260,000 (including the $150,000,000 purchase of ADAPTIX, Inc., net of cash acquired) during the prior year.

Patent portfolio acquisitions in fiscal years 2013 and 2012 were comprised of the following:

	Number of Patent Portfolios
	2013	%	2012	%

Partnering - revenue share with upfront cash advance and preferred returns	18	72%	25	45%
Partnering - revenue share with no upfront cash advance	4	16%	19	35%
Outright purchase	3	12%	10	18%
Acquisition of ADAPTIX, Inc.	—	—%	1	2%
	25	100%	55	100%

Cash outflows from financing activities included cash dividends to shareholders totaling $6,241,000 and $18,633,000 for the fourth quarter and fiscal year ended December 31, 2013, respectively.

Fourth quarter cash outflows also included cash paid to repurchase shares of our common stock totaling $7,926,000 and $26,732,000 for the fourth quarter of 2013 and 2012, respectively.

See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (877) 856-1956 for domestic callers and (719) 325-4783 for international callers, both of whom will need to enter the conference ID 5728779 when prompted. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the Conference ID 5728779 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (NASDAQ: ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Revenues	$15,065	$66,264	$130,556	$250,727
Operating costs and expenses:
Cost of revenues:
Inventor royalties	3,280	3,829	29,724	26,028
Contingent legal fees	3,181	5,463	24,784	24,651
Litigation and licensing expenses - patents	8,899	6,969	39,335	21,591
Amortization of patents	16,735	18,088	53,658	39,019
Marketing, general and administrative expenses (including non-cash stock compensation expense of $7,082 and $27,894 for the three months and year ended December 31, 2013, respectively, and $8,282 and $25,657 for the three months and year ended December 31, 2012, respectively)	13,988	16,535	59,229	54,083
Research, consulting and other expenses - business development	742	721	3,251	4,943
Other	—	—	3,506	—
Total operating costs and expenses	46,825	51,605	213,487	170,315
Operating income (expense)	(31,760)	14,659	(82,931)	80,412

Total other income	161	820	2,131	937
Income (loss) from operations before provision for income taxes	(31,599)	15,479	(80,800)	81,349
Benefit from (provision for) income taxes	(3,390)	(5,757)	21,958	(22,060)
Net income (loss) including noncontrolling interests in operating subsidiaries	(34,989)	9,722	(58,842)	59,289
Net loss attributable to noncontrolling interests in operating subsidiaries	1,656	101	2,408	164
Net income (loss) attributable to Acacia Research Corporation	$(33,333)	$9,823	$(56,434)	$59,453

Net income (loss) attributable to common stockholders - basic	$(33,517)	$9,548	$(56,945)	$57,564
Net income (loss) attributable to common stockholders - diluted	$(33,517)	$9,549	$(56,945)	$57,577

Basic earnings (loss) per share	$(0.69)	$0.20	$(1.18)	$1.22
Diluted earnings (loss) per share	$(0.69)	$0.20	$(1.18)	$1.21
Weighted average number of shares outstanding, basic	48,415,684	48,335,865	48,155,832	47,251,061
Weighted average number of shares outstanding, diluted	48,415,684	48,607,141	48,155,832	47,584,120

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

GAAP net income (loss)	$(33,333)	$9,823	$(56,434)	$59,453

Non-cash stock compensation	7,082	8,282	27,894	25,657
Non-cash patent amortization	16,735	18,088	53,658	39,019
Excess benefit related non-cash tax expense	(1,040)	5,656	(1,398)	13,210

Non-GAAP net income (loss)	$(10,556)	$41,849	$23,720	$137,339

Non-GAAP net income (loss) attributable to common stockholders - diluted	$(10,740)	$40,683	$23,064	$133,005
Pro forma non-GAAP net earnings per common share — diluted(1)	$(0.22)	$0.84	$0.48	$2.80
GAAP weighted-average shares — diluted	48,415,684	48,607,141	48,359,927	47,584,120

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$126,685	$221,804
Short-term investments	130,017	89,475
Accounts receivable	6,341	9,843
Deferred income tax	3,139	1,014
Prepaid expenses and other current assets	7,546	2,427
Total current assets	273,728	324,563

Property and equipment, net of accumulated depreciation and amortization	766	339
Patents, net of accumulated amortization	288,432	313,529
Goodwill	30,149	30,149
Other assets	318	137
	$593,393	$668,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,555	$9,235
Accrued patent acquisition costs	4,000	250
Royalties and contingent legal fees payable	10,447	12,508
Total current liabilities	26,002	21,993

Deferred income taxes	4,874	27,831
Other liabilities	319	415
Total liabilities	31,195	50,239
Total stockholders’ equity	562,198	618,478
	$593,393	$668,717

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiaries	$(34,989)	$9,722	$(58,842)	$59,289
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	16,809	18,134	53,894	39,168
Non-cash stock compensation	7,082	8,282	27,894	25,657
Excess tax benefits from stock-based compensation	—	(5,656)	358	(13,210)
Change in valuation allowance on deferred taxes	—	(414)	—	(10,651)
Other	34	287	12	777
Changes in assets and liabilities:
Accounts receivable	10,471	6,792	3,502	(6,928)
Prepaid expenses and other assets	566	191	(5,300)	(1,294)
Accounts payable and accrued expenses / costs	(4,758)	6,005	2,116	16,249
Royalties and contingent legal fees payable	2,134	(8,970)	(2,061)	(11,000)
Deferred income tax	3,961	—	(25,082)	6,546

Net cash provided by (used in) operating activities	1,310	34,373	(3,509)	104,603

Cash flows from investing activities:
Purchases of property and equipment	(96)	(68)	(675)	(268)
Purchase of available-for-sale investments	(46,884)	(97,493)	(279,693)	(402,500)
Maturities and sales of available-for-sale investments	83,701	153,220	239,370	322,236
Purchase of ADAPTIX, Inc., net of cash acquired	—	—	—	(150,000)
Patent acquisition costs paid	(14,645)	(113,300)	(25,061)	(178,260)

Net cash provided by (used in) investing activities	22,076	(57,641)	(66,059)	(408,792)

Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	—	(22)	—	218,961
Repurchases of common stock	(7,908)	(26,732)	(7,926)	(26,732)
Dividends paid to shareholders	(6,241)	—	(18,633)	—
Distributions to noncontrolling interests in operating subsidiary	—	—	—	(312)
Contributions from noncontrolling interests in operating subsidiary	—	1,953	1,920	5,793
Excess tax benefits (shortfall) from stock-based compensation	(1,040)	5,656	(1,398)	13,210
Proceeds from exercises of stock options	185	66	486	340

Net cash provided by (used in) financing activities	(15,004)	(19,079)	(25,551)	211,260

Increase (decrease) in cash and cash equivalents	8,382	(42,347)	(95,119)	(92,929)

Cash and cash equivalents, beginning	118,303	264,151	221,804	314,733

Cash and cash equivalents, ending	$126,685	$221,804	$126,685	$221,804

Business Highlights and Recent Developments(2)

Business highlights of the fourth quarter of 2013 and recent developments include the following:

Revenues for the three months ended December 31, 2013 included fees from the following technology licensing and enforcement programs:

•	3G & 4G Wireless Patents technology	•	Intercarrier SMS technology
•	Automotive Safety, Navigation and Diagnostics technologies	•	Messaging technology
•	Broadband Communications technology	•	MRI technology*
•	Camera Support technology	•	Online Auction Guarantees technology
•	Computer Aided Design Tools technology*	•	Online Gaming technology
•	Computer Architecture and Power Management technology	•	Reflective and Radiant Barrier Insulation technology
•	Core Fiber Optic Network Architectures technology	•	Software Activation technology
•	DMT technology	•	Suture Anchors technology
•	Facilities Operation Management System technology	•	Telematics technology
•	Gas Modulation Control Systems technology	•	Video Delivery and Processing technology
•	Greeting Card technology	•	X-Ray Powder Diffraction technology*
•	Inhaler Drug Delivery technology*
_______________________
(*) Initial license fees were recorded for these licensing programs in the fourth quarter of 2013.

•
Accuhale LLC entered into a settlement agreement regarding pressurized metered dose inhalers with AstraZeneca LP, AstraZeneca Pharmaceuticals LP, AstraZeneca Dunkerque Production SCS and AstraZeneca AB. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
AdjustaCam LLC entered into an agreement with Logitech Inc. The agreement resolved litigation that was pending in the United States District Court for the Northern District of California and related arbitration.

•	American Vehicular Sciences LLC entered into a settlement and patent license agreement with BMW OF NORTH AMERICA, LLC.

•
Auto-Dimensions LLC entered into a settlement agreement with Siemens Product Lifecycle Management Software, Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Automated Facilities Management Corporation entered into a settlement and patent license agreement with Smartware Group, Inc. The agreement resolved litigation that was pending in the United States District Court for the District of New Hampshire.

•	Bolt MRI Technologies LLC entered into an agreement with Fonar Corporation. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of New York.

•
Bonutti Skeletal Innovations LLC entered into an agreement with Smith & Nephew, Inc. The agreement resolved litigation pertaining to suture anchors that was pending in the United States District Court for the District of Delaware.

•
Brandywine Communications Technologies LLC entered into a patent license and settlement agreements with Zultys, Inc., Alcatel-Lucent USA, Inc., and Aastra USA, Inc. These agreements resolved patent litigation that was pending in the United States District Court for the District of Delaware.

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Brandywine Communications Technologies LLC also entered into a settlement and patent license agreement with HickoryTech Corporation. The agreement resolved litigation that was pending in the United States District Court for the District of Minnesota.

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Brilliant Optical Solutions LLC entered into a settlement and patent license agreement with XO Holdings, XO Communications LLC and XO Communications Services LLC that resolved the dispute between the parties pending in the United States District Court for the Eastern District of Missouri.

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Brilliant Optical Solutions LLC entered into a settlement and patent license agreement with Zayo Group LLC that resolved the dispute between the parties pending in the United States District Court for the District of Colorado.

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Cell And Network Selection LLC entered into a settlement and license agreement with Dell Inc. This agreement resolved patent litigation that was pending in the United States District Court for the Eastern District of Texas, Case No. 6:13-cv-00563.

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Computer Software Protection LLC entered into a settlement and license agreement with Flexera Software LLC. The agreement resolved related litigation that was pending in the United States District Court for the District of Delaware.

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Express Card Systems LLC entered into a settlement and patent license agreement with Staples, Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

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GameTek LLC entered into a patent license and settlement agreement with Rockyou, Inc. This agreement resolved patent litigation that was pending in the United States District Court for the Northern District of California.

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InterCarrier Communications LLC entered into a settlement agreement with BroadSoft, Inc. and BroadSoft iLinc Communications, Inc. The agreement resolved all remaining issues related to litigation that was dismissed without prejudice in the United States District Court for the Eastern District of Virginia.

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Optimum Power Solutions LLC entered into a patent license and settlement agreement with Panasonic Corporation. This agreement resolved all claims between Optimum Power Solutions LLC and Panasonic Corporation arising out of the patent litigation pending in the United States Court of Appeals for the Federal Circuit.

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Unified Messaging Solutions LLC and TD Ameritrade entered into a Patent License and Settlement Agreement which resolved all disputes between the parties pending in the United States District Court for the Northern District of Illinois, Case No. 1:13-cv-0341.

•	Vertical Analytics LLC entered into an agreement with Bruker AXS, Inc. The agreement resolved litigation that was pending in the United States District Court for the District of Delaware.

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Acacia Research Group LLC and its affiliates continued their patent and patent rights acquisition activities, acquiring a total of 3 new patent portfolios in the fourth quarter of 2013, including the following:

•	In November 2013, acquired patents for wideband speech and audio compression technology.

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In November 2013, obtained rights to one issued U.S. patent and U.S. and foreign patent applications relating to methods and systems for performing dynamic, 3-D geological and geophysical modeling used in oil and gas exploration and production.

•	In November 2013, acquired US patents and foreign counterparts related to cellular HSPA and LTE technology.
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(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries. All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, Accuhale LLC, AdjustaCam LLC, American Vehicular Sciences LLC, Auto-Dimensions LLC, Automated Facilities Management Corporation, Bolt MRI Technologies LLC, Bonutti Skeletal Innovations LLC, Brandywine Communications Technologies LLC, Brilliant Optical Solutions LLC, Cell And Network Selection LLC, Computer Software Protection LLC, Express Card Systems LLC, GameTek LLC, InterCarrier Communications LLC, Optimum Power Solutions LLC , Unified Messaging Solutions LLC and Vertical Analytics LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.